Exhibit 10.1

FOUNDATION COAL HOLDINGS, INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

AWARD AGREEMENT

THIS AGREEMENT, is made effective as of January 12, 2009 (the “Award Date”), between Foundation Coal Holdings, Inc. (the “Company”) and James A. Olsen (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be awarded the Restricted Stock Units, Cash Performance Units, and Cash Upside Units provided for herein pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.        Definitions.    Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

 (a) Actual EBITDA:  “EBITDA” as defined in the Credit Agreement dated as of July 30, 2004 by and among Foundation PA Coal Company, as borrower, FC 2 Corp. and Foundation Coal Corporation, as guarantors, and the lenders named therein, as amended and as in effect on the date hereof (the “Credit Agreement”). More specifically defined as income (or loss) from continuing operations, plus interest expense, net of interest income, income tax expense (benefit), accretion on asset retirement obligations, and depreciation, depletion and amortization plus or minus other adjustments as specified in the Credit Agreement.

 (b) Actual Free Cash Flow:  In respect of a fiscal year, EBITDA less the sum of capital expenditures as set forth in the Company’s unaudited financial statements; provided that the Committee may make such equitable adjustments to capital expenditures as it reasonably deems to be appropriate in order to achieve the intention of this Agreement after giving effect to significant events including, without limitation, operational circumstances, acquisitions, dispositions, mergers or similar transactions.

 (c) Cash Performance Units:    Collectively, the EBITDA Cash Performance Units and the FCF Cash Performance Units.

Senior Manager - Long Term Incentive Award Agreement

 (d) Cash Performance Upside Unit.  Collectively, the EBITDA Cash Performance Upside Units and the FCF Cash Performance Upside Units.

 (e) Cash Upside Units:  Collectively, the EBITDA Cash Upside Units and the FCF Cash Upside Units.

 (f) Cash-type Units.  Collectively, the EBITDA Cash Performance Units, FCF Cash Performance Units, EBITDA Cash Performance Upside Units, FCF Cash Performance Upside Units, EBITDA Cash Upside Units, and FCF Cash Upside Units,

 (g) Disability:  Participant becomes physically or mentally incapacitated so as to be unable to perform the essential functions of Participant’s duties of Employment.

 (h) EBITDA Performance Date:  Each of December 31, 2009, December 31, 2010 and December 31, 2011. EBITDA Restricted Stock Units, EBITDA Cash Performance Units, EBITDA Cash Performance Upside Units, and EBITDA Cash Upside Units earned on these dates do not vest until February 27, 2012.

 (i) EBITDA Restricted Stock Unit:  A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(b) of this Agreement.

 (j) EBITDA Cash Performance Unit:  A Cash Performance Unit with respect to which the terms and conditions are set forth in Section 3(c) of this Agreement.

 (k) EBITDA Cash Performance Upside Unit.  A Cash Performance Upside Unit with respect to which the terms and conditions are set forth in Section 3(d) of this Agreement.

 (l) EBITDA Cash Upside Unit:  A Cash Upside Unit with respect to which the terms and conditions are set forth in Section 3(e) of this Agreement.

 (m) Earned Portion:  At any time, the portion of the EBITDA or FCF Restricted Stock Units, EBITDA or FCF Cash Performance Units, EBITDA or FCF Cash Performance Upside Units, and EBITDA or FCF Cash Upside Units which have become earned, as described in Section 3 of this Agreement.

 (n) Employment.  The period from the date of hire to the date of termination as determined by the policies and practices administered solely by the Company’s human resources department.

 (o) FCF Performance Date:  Each of December 31, 2009, December 31, 2010 and December 31, 2011. FCF Restricted Stock Units, FCF Cash Performance Units, FCF Cash Performance Upside Units, and FCF Cash Upside Units earned on these dates do not vest until February 27, 2012.

 (p) FCF Restricted Stock Unit:  A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(f) of this Agreement.

Senior Manager - Long Term Incentive Award Agreement	2

 (q) FCF Cash Performance Unit:  A Cash Performance Unit with respect to which the terms and conditions are set forth in Section 3(g) of this Agreement.

 (r) FCF Cash Performance Upside Unit.  A Cash Performance Upside Unit with respect to which the terms and conditions are set forth in Section 3(h) of this Agreement.

 (s) FCF Cash Upside Unit:   A Cash Upside Unit with respect to which the terms and conditions are set forth in Section 3(i) of this Agreement.

 (t) Plan:    The Foundation Coal Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

 (u)  Restricted Stock Units:  Collectively, the EBITDA Restricted Stock Units and the FCF Restricted Stock Units.

 (v) Retirement:    Voluntary termination by the Participant on or after the attainment of age 55.

 (w) Severance. Involuntary termination of the Participant by the Company for reasons unrelated to the Participant individually, including but not limited to job elimination, consolidation of departments, offices, or business units, reorganization, mergers, or closing of operations.

 (x) Target Free Cash Flow: The Target Free Cash Flow shall be established each budget year by the Board of Directors of the Company based on the Company’s annual budget and the Plan shall be administered by the Compensation Committee accordingly.

 (y) Target EBITDA: The Target EBITDA shall be established each budget year by the Board of Directors of the Company based on the Company’s annual budget and the Plan shall be administered by the Compensation Committee accordingly.

 (z) Time Performance Date: Each of December 31, 2009, December 31, 2010 and December 31, 2011. Time Restricted Stock Units earned on these dates vest on January 1, 2010, January 1, 2011 and January 1, 2012, respectively.

 (aa)    Time Restricted Stock Units: A Restricted Stock Unit with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.

2.        Award of Restricted Stock Units, Cash-type Units. The Company hereby awards to the Participant, subject to the terms and conditions of this Agreement and the Plan, 8,145 Time Restricted Stock Units, 4,176 EBITDA Restricted Stock Units, 4,176 FCF Restricted Stock Units, 1,935 EBITDA Cash Performance Units, 1,935 FCF Cash Performance Units, 0 EBITDA Cash Performance Upside Units, 0 FCF Cash Performance Upside Units, and 0 EBITDA Cash Upside Units and 0 FCF Cash Upside Units. The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in Shares in respect of the Restricted Stock Units until such Restricted Stock Units have vested and been distributed to the Participant in the form of Shares. A Restricted Stock Unit is an unfunded, unsecured right of

Senior Manager - Long Term Incentive Award Agreement	3

the Participant to receive a share of the Company’s common stock, par value $0.01 per share (the “Shares”). The Participant shall not possess any incidents of ownership in Units in respect of the Cash-type Units until such Cash-type Units have vested and been distributed to the Participant in the form of Units which are immediately converted into cash. Each Cash-type Unit is equal to $14.02 and is an unfunded, unsecured right of the Participant to receive a net cash payment equal to the number of Cash-type Units vested multiplied by $14.02 minus all applicable taxes. (the Cash-type Units are also referred to as “Units”).

3.        Earning of the Restricted Stock Units, Cash-type Units.

 (a) Time Restricted Stock Units.     Subject to the Participant’s continued Employment with the Company and its Affiliates (except as provided in Section 3(k)) through the applicable Time Performance Date, the Time Restricted Stock Units shall be earned with respect to one-third of the Shares on December 31, 2009 and one-third on December 31, 2010 and one-third on December 31, 2011.

 (b) EBITDA Restricted Stock Units.    Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the EBITDA Restricted Stock Units shall be earned with respect to one-third of the Shares subject to the EBITDA Restricted Stock Units on each EBITDA Performance Date to the extent that the Actual EBITDA for the fiscal year ending on such EBITDA Performance Date equals the Target EBITDA for such fiscal year. The maximum level of performance at which EBITDA Restricted Stock Units can be earned is one hundred percent (100%) of Actual EBITDA. Above this target level of performance, the EBITDA Cash Upside Units will be earned as explained in Section 3(e). The minimum level of performance at which EBITDA Restricted Stock Units can be earned is eighty-five percent (85%) of Actual EBITDA. At this minimum level of performance, fifty percent (50%) of the one-third of the EBITDA Restricted Stock Units can be earned on each EBITDA Performance Date. Below the minimum level of performance, zero percent (0%) EBITDA Restricted Stock Units can be earned. EBITDA Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

 (c) EBITDA Cash Performance Units.   Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the EBITDA Cash Performance Units shall be earned with respect to one-third of the Units subject to the EBITDA Cash Performance Units on each EBITDA Performance Date to the extent that the Actual EBITDA for the fiscal year ending on such EBITDA Performance Date equals the Target EBITDA for such fiscal year. The maximum level of performance at which EBITDA Cash Performance Units can be earned is one hundred percent (100%) of Actual EBITDA. Above this target level of performance, the EBITDA Cash Performance Upside Units will be earned as explained in Section 3(d). The minimum level of performance at which EBITDA Cash Performance Units can be earned is eighty-five percent (85%) of Actual EBITDA. At this minimum level of performance, fifty percent (50%) of the one-third of the EBITDA Cash Performance Units can be earned on each EBITDA Performance Date. Below the minimum level of performance, zero percent (0%) EBITDA Cash Performance Units can be earned. EBITDA Cash Performance Units will be straight line interpolated for performance falling between target and minimum levels.

Senior Manager - Long Term Incentive Award Agreement	4

 (d) EBITDA Cash Performance Upside Units.      Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the EBITDA Cash Performance Upside Units shall be earned with respect to one-third of the Units subject to the EBITDA Cash Performance Upside Units on each EBITDA Performance Date to the extent that the Actual EBITDA for the fiscal year ending on such EBITDA Performance Date is between one hundred percent (100%) and one hundred twenty percent (120%) of the Target EBITDA for such fiscal year. The maximum level of performance at which EBITDA Cash Performance Upside Units can be earned is one hundred twenty percent (120%) of Actual EBITDA. At this maximum level of performance, fifty percent (50%) of the one-third of the EBITDA Cash Performance Units earned at target performance level can be earned as EBITDA Cash Performance Upside Units on each EBITDA Performance Date. Above this maximum level of performance, zero percent (0%) EBITDA Cash Performance Upside Units can be earned. The minimum level of performance at which EBITDA Cash Upside Units can begin to be earned is greater than one hundred percent (100%) of Actual EBITDA. EBITDA Cash Performance Upside Units will be straight line interpolated for performance falling between target and maximum levels of performance.

 (e) EBITDA Cash Upside Unit.  Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the EBITDA Cash Upside Units shall be earned with respect to one-third of the Units subject to the EBITDA Cash Upside Units on each EBITDA Performance Date to the extent that the Actual EBITDA for the fiscal year ending on such EBITDA Performance Date is between one hundred percent (100%) and one hundred twenty percent (120%) of the Target EBITDA for such fiscal year. The maximum level of performance at which EBITDA Cash Upside Units can be earned is one hundred twenty percent (120%) of Actual EBITDA. At this maximum level of performance, fifty percent (50%) of the one-third of the EBITDA Restricted Stock Units earned at target performance level can be earned as EBITDA Cash Upside Units on each EBITDA Performance Date. Above this maximum level of performance, zero percent (0%) EBITDA Cash Upside Units can be earned. EBITDA Cash Upside Units will be straight line interpolated for performance falling between target and maximum levels of performance. The minimum level of performance at which EBITDA Cash Upside Units can begin to be earned is greater than one hundred percent (100%) of Actual EBITDA.

 (f) FCF Restricted Stock Units.      Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the FCF Restricted Stock Units shall be earned with respect to one-third of the Shares subject to the FCF Restricted Stock Units on each FCF Performance Date to the extent that the Actual FCF for the fiscal year ending on such FCF Performance Date equals the Target Free Cash Flow for such fiscal year. The maximum level of performance at which FCF Restricted Stock Units can be earned is one hundred percent (100%) of Actual FCF. Above this target level of performance, the FCF Cash Upside Units will be earned as explained in Section 3(h). The minimum level of performance at which FCF Restricted Stock Units can be earned is eighty-five percent (85%) of Actual FCF. At the minimum level of performance, fifty percent (50%) of the one-third of the FCF Restricted Stock Units can be earned on each FCF Performance Date. Below this minimum level of performance, zero percent (0%) FCF Restricted Stock Units can be earned. FCF Restricted Stock Units will be straight line interpolated for performance falling between target and minimum levels.

Senior Manager - Long Term Incentive Award Agreement	5

 (g) FCF Cash Performance Units.    Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the FCF Cash Performance Units shall be earned with respect to one-third of the Units subject to the FCF Cash Performance Units on each FCF Performance Date to the extent that the Actual FCF for the fiscal year ending on such FCF Performance Date equals the Target Free Cash Flow for such fiscal year. The maximum level of performance at which FCF Cash Performance Units can be earned is one hundred percent (100%) of Actual FCF. Above this target level of performance, the FCF Cash Performance Upside Units will be earned as explained in Section 3(h). The minimum level of performance at which FCF Cash Performance Units can be earned is eighty-five percent (85%) of Actual FCF. At this minimum level of performance, fifty percent (50%) of the one-third of the FCF Cash Performance Units can be earned on each FCF Performance Date. Below the minimum level of performance, zero percent (0%) FCF Cash Performance Units can be earned. FCF Cash Performance Units will be straight line interpolated for performance falling between target and minimum levels.

 (h) FCF Cash Performance Upside Units.  Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the FCF Cash Performance Upside Units shall be earned with respect to one-third of the Units subject to the FCF Cash Performance Upside Units on each FCF Performance Date to the extent that the Actual FCF for the fiscal year ending on such FCF Performance Date is between one hundred percent (100%) and one hundred twenty percent (120%) of the Target FCF for such fiscal year. The maximum level of performance at which FCF Cash Performance Upside Units can be earned is one hundred twenty percent (120%) of Actual FCF. At this maximum level of performance, fifty percent (50%) of the one-third of the FCF Cash Performance Units earned at target performance level can be earned as FCF Cash Performance Upside Units on each FCF Performance Date. Above this maximum level of performance, zero percent (0%) FCF Cash Performance Upside Units can be earned. The minimum level of performance at which FCF Cash Upside Units can begin to be earned is greater than one hundred percent (100%) of Actual FCF. FCF Cash Performance Upside Units will be straight line interpolated for performance falling between target and maximum levels of performance.

 (i) FCF Cash Upside Units.  Subject to the Participant’s continued Employment with the Company or one of its Affiliates (except as provided in Section 3(k)) through February 27, 2012, the FCF Cash Upside Units shall be earned with respect to one-third of the Units subject to the FCF Cash Upside Units on each FCF Performance Date to the extent that the Actual FCF for the fiscal year ending on such FCF Performance Date is between one hundred percent (100%) and one hundred twenty percent (120%) of the Target FCF for such fiscal year. The maximum level of performance at which FCF Cash Upside Units can be earned is one hundred twenty percent (120%) of Actual FCF. At this maximum level of performance, fifty percent (50%) of the one-third of the FCF Restricted Stock Units can be earned as FCF Cash Upside Units on each FCF Performance Date. Above this maximum level of performance, zero percent (0%) FCF Cash Upside Units can be earned. FCF Cash Upside Units will be straight line interpolated for performance falling between target and maximum levels of performance. The minimum level of performance at which FCF Cash Upside Units can begin to be earned is greater than one hundred percent (100%) of Actual FCF.

Senior Manager - Long Term Incentive Award Agreement	6

 (j)  Catch-Up.    Notwithstanding the foregoing and subject to the Participant’s continued Employment with the Company or one of its Affiliates, if Actual EBITDA and Actual FCF do not exceed the applicable Target EBITDA and Target FCF respectively with respect to fiscal years 1 or 2 (a “Missed Year”) but the sum of the Actual EBITDA or Actual FCF for the Missed Year and the subsequent fiscal year (the “Excess Year”) equals or exceeds the sum of the applicable Target EBITDA or Target FCF for such Missed Year and Excess Year, then the EBITDA and FCF Restricted Stock Units and the EBITDA and FCF Cash Performance Units shall become earned with respect to one-sixth (1/6) the Shares subject to the applicable Performance Target in respect of such Missed Year and with respect to one-sixth (1/6) the Shares and Units subject to the applicable Performance Target in respect of such Excess Year.

 (j) Retirement, Death, Disability, or Severance. Notwithstanding the foregoing and notwithstanding any contrary provisions in Section 4 below, in the event that the Participant’s Employment terminates due to death, Disability, Retirement, or Severance as defined in this Agreement, the Participant shall be deemed earned in the EBITDA and FCF Restricted Stock Units, the EBITDA and FCF Cash Performance Units, the EBITDA and FCF Cash Performance Upside Units, and the EBITDA and FCF Cash Upside Units that would have been earned on the respective EBITDA and FCF Performance Dates prior to Participant’s termination. These earned EBITDA and FCF Restricted Stock Units, EBITDA and FCF Cash-type Units will become vested on February 27, 2012 and the Earned Portion of the EBITDA and FCF Restricted Stock Units shall be issued or transferred to the Participant, or the Participant’s estate in the event of death, pursuant to Section 4(a). In the case of Cash-type Units, the Earned Portion of the EBITDA and FCF Cash-type Units shall be converted to a cash payment and transferred to the Participant, or the Participant’s estate in the event of death, pursuant to Section 4(a).

 (k) Change in Control. Upon a Change in Control, the Time Restricted Stock Units shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) earned and vested. Upon a Change in Control, the Performance Restricted Stock Units shall, to the extent not previously cancelled or expired, immediately become earned and vested with respect to one hundred percent (100%) of the number of Restricted Stock Units subject to the Performance Targets. Upon a Change in Control, the Cash-type Units shall, to the extent not previously cancelled or expired, immediately become earned and vested with respect to one hundred percent (100%) of the number of Cash-type Units subject to the Performance Targets.

 4.      Delivery of Shares Underlying the Restricted Stock Units and Cash Payments.

(a) In General.  Unless earlier cancelled pursuant to Section 4(b) below, on or about each of January 1, 2010, January 1, 2011 and January 1, 2012, the Company shall issue or cause there to be transferred to the Participant a number of Shares equal to the Earned Portion of the Time Restricted Stock Units awarded to the Participant under this Agreement. Further, unless earlier cancelled pursuant to Section 4(b) below, on or about February 27, 2012, the Company shall issue or cause there to be transferred to the Participant a number

Senior Manager - Long Term Incentive Award Agreement	7

of Shares equal to the Earned Portion of the EBITDA Restricted Stock Units and the FCF Restricted Stock Units awarded to the Participant under this Agreement and all the unearned Restricted Stock Units subject to this Agreement shall be cancelled. Further again, unless earlier cancelled pursuant to Section 4(b) below, on or about February 27, 2012, the Company shall pay to the Participant an amount equal to the Earned Portion of the Cash-type Units awarded to the Participant under this Agreement multiplied by $14.02, less applicable taxes, and all the unearned Cash-type Units subject to this Agreement shall be cancelled.

 (b) Termination of Employment.   If the Participant’s Employment terminates for any reason, the Restricted Stock Units, Cash-type Units, to the extent not then earned, be deemed to be immediately cancelled by the Company without any payment or other consideration. Any such cancellation shall be self-executing and the Company shall not be required to take any action to effectuate the same.

 (c) Registration or Qualification.   Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, a Restricted Stock Unit may not be delivered prior to the completion of any registration or qualification of the Restricted Stock Units or the Shares to which they relate under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

 (d) Certificates.   As soon as practicable following the vesting of the Shares subject to the Restricted Stock Units, the Company shall issue Shares (electronically) in the Participant’s name for such Shares. In the event the Company issues a certificate at the Participant’s request, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificate to the Participant, any loss by the Participant of the certificate, or any mistakes or errors in the issuance of the certificate or in the certificate itself.

5.        Legend on Certificates.   The certificates representing the Shares issued to the Participant in respect of the Restricted Stock Units may be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws or the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.        Transferability.     Unless otherwise determined by the Committee, a Restricted Stock Unit, a Cash Performance Unit, and a Cash Upside Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary by will or by the laws of descent and distribution shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Senior Manager - Long Term Incentive Award Agreement	8

7.        Withholding.    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Company or its Affiliate shall have the right to withhold from any transfer of the Shares or payments due on the Units made with respect to the Restricted Stock Units or Cash-type Units, any applicable withholding taxes in respect of the Restricted Stock Units or Cash-type Units, or any payment or transfer with respect to the Restricted Stock Units or Cash-type Units, or under the Plan and to take such action as may be necessary as determined in their sole discretion to satisfy all obligations for the payment of such taxes.

8.        Securities Laws.    Upon the acquisition of any Shares in respect of the Restricted Stock Units, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, with applicable provisions of the Plan, or with this Agreement.

9.        Notices.    Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland, 21090 and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

11.        Restricted Stock Units and Cash-type Units Subject to the Plan.    By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units and any Shares received in respect of the Restricted Stock Units are subject to the Plan. The Cash Performance Units, Cash Performance Upside Units, and Cash Upside Units and any Units received in respect of these Cash-type Units are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.        Counterparts.     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Senior Manager - Long Term Incentive Award Agreement	9

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FOUNDATION COAL HOLDINGS, INC.

By:
Its: Sr. VP Safety and Human Resources

Date: January 12, 2009

James A. Olsen

Date:

Senior Manager - Long Term Incentive Award Agreement	10